Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-135837

                              BigString Corporation

                              PROSPECTUS SUPPLEMENT

                                    Number 12

                                       to

                         Prospectus dated August 4, 2006

                                       of

                              BIGSTRING CORPORATION

                        7,600,000 Shares of Common Stock

                  --------------------------------------------


This prospectus supplement supplements the prospectus dated August 4, 2006, relating to the offer and sale by certain persons who are or may become stockholders of BigString Corporation of up to 7,600,000 shares of BigString's common stock. We are not selling any of the shares in this offering and therefore will not receive any proceeds from the offering.

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated August 4, 2006, and the prospectus supplement number 1 dated August 16, 2006, the prospectus supplement number 2 dated September 26, 2006, the prospectus supplement number 3 dated November 17, 2006, the prospectus supplement number 4 dated December 15, 2006, the prospectus supplement number 5 dated December 20, 2006, the prospectus supplement number 6 dated January 19, 2007, the prospectus supplement number 7 dated January 29, 2007, the prospectus supplement number 8 dated February 27, 2007, the prospectus supplement number 9 dated March 13, 2007, the prospectus supplement number 10 dated April 5, 2007 and the prospectus supplement number 11 dated May 7, 2007, which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, as previously amended and supplemented, except to the extent the information in this prospectus supplement updates and supersedes the information contained in the prospectus, as previously amended and supplemented. The primary purpose of this prospectus supplement is to update certain financial information of BigString Corporation to March 31, 2007.

This prospectus supplement includes the attached Quarterly Report on Form 10-QSB, which was filed with the Securities and Exchange Commission on May 15, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered through the prospectus dated August 4, 2006, as amended and supplemented, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


             The date of this prospectus supplement is May 17, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the quarterly period ended March 31, 2007

|_| TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from  _____________ to ____________

                        Commission file number 000-51661

                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

            Delaware                                   20-0297832
---------------------------------        --------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

               3 Harding Road, Suite F, Red Bank, New Jersey 07701
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 741-2840
                ------------------------------------------------
                (Issuer's telephone number, including area code)

--------------------------------------------------------------------------------
      (Former name, former address and formal fiscal year, if changed since last report)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes |X|  No |_|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

As of May 11, 2007, there were 47,267,125 shares of the Issuer's Common Stock, par value $0.0001 per share, outstanding.

Transitional  Small  Business  Disclosure  Format (check one):  Yes |_|  No |X|

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain information included in this Quarterly Report on Form 10-QSB and other filings of the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as information communicated orally or in writing between the dates of such filings, contains or may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are the availability of working capital to fund our operations, the competitive market in which we operate, the efficient and uninterrupted operation of our computer and communications systems, our ability to generate a profit and execute our business plan, the retention of key personnel, our ability to protect and defend our intellectual property, the effects of governmental regulation and other risks identified in BigString's filings with the Securities and Exchange Commission (the "SEC") from time to time, including our registration statement on Form SB-2 (Registration No. 333-135837), filed with the SEC on July 18, 2006, and the subsequent amendments and supplements thereto.

      In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although the Registrant believes that the expectations reflected in the forward-looking statements contained herein are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Registrant, nor any other person, assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements contained herein after the date of this Quarterly Report on Form 10-QSB.

                              BIGSTRING CORPORATION

                              INDEX TO FORM 10-QSB

                                                                                                        PAGE
                                                                                                        ----
PART I.     FINANCIAL INFORMATION
-------     ---------------------

Item 1.     Financial Statements.....................................................................      1

            Consolidated Balance Sheets as of  March 31, 2007 (unaudited)
            and December 31, 2006....................................................................      2

            Consolidated Statements of Operations (unaudited)
            for the three months ended March 31, 2007 and 2006
            and the period October 8, 2003 (Date of Formation) through March 31, 2007................      3

            Consolidated Statements of Stockholders' Equity (unaudited)
            for the three months ended March 31, 2007 and 2006
            and the period October 8, 2003 (Date of Formation) through March 31, 2007................      4

            Consolidated Statements of Cash Flows (unaudited)
            for the three months ended March 31, 2007 and 2006
            and the period October 8, 2003 (Date of Formation) through March 31, 2007................      6

            Notes to Unaudited Consolidated Financial Statements.....................................      7

Item 2.     Management's Discussion and Analysis or Plan of Operation................................     22

Item 3.     Controls and Procedures..................................................................     28

PART II.    OTHER INFORMATION
--------    -----------------

Item 1.     Legal Proceedings........................................................................     29

Item 2.     Unregistered Sales of Equity Securities and Use of Proceeds..............................     29

Item 3.     Defaults Upon Senior Securities..........................................................     29

Item 4.     Submission of Matters to a Vote of Security Holders......................................     29

Item 5.     Other Information........................................................................     29

Item 6.     Exhibits.................................................................................     29

Signatures...........................................................................................     30

Index of Exhibits....................................................................................    E-1

                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements
        --------------------

      Certain  information and footnote  disclosures  required under  accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 of BigString Corporation ("BigString").

      The results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results of the entire fiscal year or for any other period.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                           March 31, 2007    December 31, 2006
                                                                           --------------    -----------------
                                                                             (Unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                                 $   206,073       $     517,074
   Accounts receivable - net of allowance of $70 and $0                            1,346               1,736
   Prepaid expenses and other current assets                                       7,500               4,625
                                                                             -----------       -------------

      Total current assets                                                       214,919             523,435

Property and equipment - net                                                     201,649             214,612

Intangible assets - net                                                        2,708,648           2,979,451

Other assets                                                                       8,872               8,872
                                                                             -----------       -------------

      TOTAL ASSETS                                                           $ 3,134,088       $   3,726,370
                                                                             ===========       =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                          $   134,682       $      83,179
   Accrued expenses                                                               18,506             125,179
   Unearned revenue                                                               11,040               4,681
                                                                             -----------       -------------

      Total current liabilities                                                  164,228             213,039
                                                                             -----------       -------------
Stockholders' equity:
   Preferred stock, $.0001 par value - authorized 1,000,000 shares;
      outstanding 400,000 and 400,000 shares, respectively                            40                  40
   Common stock, $.0001 par value - authorized 249,000,000 shares;
      outstanding 47,267,125 and 46,935,125 shares, respectively                   4,727               4,694
   Additional paid in capital                                                 10,202,494           9,980,762
   Subscription receivable                                                            --             (16,250)
   Deficit accumulated during the development stage                           (7,237,401)         (6,455,915)
                                                                             -----------       -------------

      Total stockholders' equity                                               2,969,860           3,513,331
                                                                             -----------       -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 3,134,088       $   3,726,370
                                                                             ===========       =============

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                              Period
                                                                                         October 8, 2003
                                                      Three Months     Three Months    (Date of Formation)
                                                          Ended            Ended             Through
                                                     March 31, 2007   March 31, 2006      March 31, 2007
                                                     --------------   --------------   -------------------
Net sales                                             $      9,775     $      3,172       $      36,570

Costs and expenses(1):
   Cost of revenues                                         43,324           23,262             336,405
   Research and development                                139,097          129,174           1,247,878
   Sales and marketing                                      66,946           10,812             417,332
   General and administrative                              275,247          158,399           2,143,007
   Amortization of intangibles                             270,803          240,000           2,707,419
                                                      ------------     ------------       -------------
                                                           795,417          561,647           6,852,041
                                                      ------------     ------------       -------------

Loss from operations                                      (785,642)        (558,475)         (6,815,471)

Interest income                                              4,156            4,488              58,070
                                                      ------------     ------------       -------------

Net loss                                              $   (781,486)    $   (553,987)      $  (6,757,401)
                                                      ============     ============       =============

Loss per common share - basic and diluted             $      (0.02)    $      (0.01)
                                                      ============     ============

Weighted average common shares
   outstanding - basic and diluted                      47,060,547       52,770,125
                                                      ============     ============

(1)Stock-based compensation by function
   included above
   Cost of revenues                                   $        903     $         --       $      29,541
   Research and development                                 11,062               --              57,911
   Sales and marketing                                      94,136               --             134,300
   General and administrative                              115,664               --             585,309
                                                      ------------     ------------       -------------
      Total stock-based compensation expense          $    221,765     $         --       $     807,061
                                                      ============     ============       =============

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                Preferred Stock          Common Stock        Additional
                                              --------------------  ----------------------     Paid-In    Subscription    Retained
                                    Total     No. of Shares Amount  No. of Shares   Amount     Capital     Receivable     Earnings
                                ------------  -----------------------------------  -------  ------------  ------------  ------------
------------------------------------------------------------------------------------------------------------------------------------
Balance, October 8, 2003        $         --          --    $   --             --  $    --  $         --  $         --  $        --
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock
   (at $.0001 per share)                  --          --        --     21,210,000    2,121        (2,121)           --           --

Contribution of capital               45,000          --        --             --       --        45,000            --           --

Sale of common stock
   (at $0.25 per share)                   --          --        --         40,000        4         9,996       (10,000)          --

Net loss                             (29,567)         --        --             --       --            --            --      (29,567)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003            15,433          --        --     21,250,000    2,125        52,875       (10,000)     (29,567)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              227,500          --        --        870,000       87       217,413        10,000           --

Issuance of common
   stock for services
   (valued at $0.21 per share)        39,251          --        --        185,000       19        39,232            --           --

Issuance of common
   stock for acquisition
   (valued at $0.24 per share)     4,800,000          --        --     20,000,000    2,000     4,798,000            --           --

Issuance of warrants
   for services
   (valued at $0.07 per share)         3,500          --        --             --       --         3,500            --           --

Net loss                            (729,536)         --        --             --       --            --            --     (729,536)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004         4,356,148          --        --     42,305,000    4,231     5,111,020            --     (759,103)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              230,500          --        --        922,000       92       230,408            --           --

Exercise of warrants
   (at $0.25 per share)               11,250          --        --         45,000        4        11,246            --           --

Issuance of common
   stock for services
   (valued at $0.25 per share)        12,500          --        --         50,000        5        12,495            --           --

Sale of common stock
   (at $0.16 per share)            1,511,700          --        --      9,448,125      945     1,510,755            --           --

Issuance of warrants
   for services
   (valued at $0.07 per share)       179,200          --        --             --       --       179,200            --           --

Net loss                          (2,102,587)         --        --             --       --            --            --   (2,102,587)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005         4,198,711          --        --     52,770,125    5,277     7,055,124            --   (2,861,690)
------------------------------------------------------------------------------------------------------------------------------------

Redemption of shares from
   stockholders
   (at $0.05 per share)             (400,000)         --        --     (8,000,000)    (800)     (399,200)           --           --

Issuance of common stock for
   consulting services
   (valued at $0.82 per share)     1,025,000          --        --      1,250,000      125     1,024,875            --           --

Deferred stock-based
   compensation                   (1,025,000)         --        --             --       --    (1,025,000)           --           --

Stock-based compensation
   expense                           314,250          --        --             --       --       314,250            --           --

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Continued)

                                                 Preferred Stock        Common Stock
                                                -----------------  -----------------------   Additional
                                                 No. of                                        Paid-In    Subscription    Retained
                                      Total      Shares    Amount  No. of Shares    Amount     Capital     Receivable     Earnings
                                   ----------   --------   ------  -------------   -------  ------------  ------------  -----------
Issuance of warrants for
   consulting services
   (valued at $0.08, $0.18
   and $0.42 per share)                36,595         --       --             --        --        36,595            --           --

Issuance of common stock for
   website acquisition
   (valued at $0.80 per share)        600,000         --       --        750,000        75       599,925            --           --

Sale of preferred stock
   (at $.0001 per share)            1,860,000    400,000       40             --        --     1,859,960            --           --

Dividends resulting from the
   allocation of proceeds for
   the beneficial conversion
   feature of the preferred stock          --         --       --             --        --       480,000            --     (480,000)

Exercise of warrants (at $0.16,
   $0.20 and $0.25 per share)          18,000         --       --        165,000        17        34,233       (16,250)          --

Net loss                           (3,114,225)        --       --             --        --            --            --   (3,114,225)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2006          3,513,331    400,000       40     46,935,125     4,694     9,980,762       (16,250)  (6,455,915)
------------------------------------------------------------------------------------------------------------------------------------

Exercise of warrants (at $0.16,
   $0.20 and $0.25 per share)          16,250         --       --             --        --            --        16,250           --

Issuance of common stock
   for consulting services
   (valued at $0.50 per share)        166,000         --       --        332,000        33       165,967            --           --

Deferred stock-based
   compensation                      (166,000)        --       --             --        --      (166,000)           --           --

Stock-based compensation
   expense                            221,765         --       --             --        --       221,765            --           --

Net loss                             (781,486)        --       --             --        --            --            --     (781,486)

------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2007            $2,969,860    400,000   $   40     47,267,125   $ 4,727  $ 10,202,494  $         --  $(7,237,401)
------------------------------------------------------------------------------------------------------------------------------------

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                                              Period
                                                                                                         October 8, 2003
                                                                       Three Months     Three Months    (Date of Formation)
                                                                          Ended             Ended             Through
                                                                      March 31, 2007   March 31, 2006      March 31, 2007
                                                                      --------------   --------------   -------------------
Cash flows from operating activities:
   Net loss                                                           $     (781,486)  $     (553,987)     $ (6,757,401)
Adjustments to reconcile net loss
   to net cash used in operating activities:
   Depreciation of property and equipment                                     12,963            4,757            60,640
   Amortization of intangibles                                               270,803          240,000         2,707,419
   Stock-based compensation                                                  221,765               --           807,061
   Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable, net                            390               --            (1,346)
      (Increase) decrease in prepaid expenses and other assets                (2,875)             623           (16,372)
      Increase (decrease) in accounts payable                                 51,503           (8,785)          134,682
      (Decrease) increase in accrued expenses and other liabilities         (106,673)          (1,479)           15,440
      Increase in unearned revenue                                             6,359               49            11,040
                                                                      --------------   --------------      ------------
   Net cash used in operating activities                                    (327,251)        (318,822)       (3,038,837)
                                                                      --------------   --------------      ------------

Cash flows from investment activities:
   Purchase of property and equipment                                             --          (21,633)         (262,290)
   Acquisitions                                                                   --               --           (13,000)
                                                                      --------------   --------------      ------------
   Net cash used in investing activities                                          --          (21,633)         (275,290)
                                                                      --------------   --------------      ------------

Cash flows from financing activities:
   Proceeds from issuance of preferred stock                                      --               --         1,860,000
   Proceeds from issuance of common stock                                     16,250               --         2,060,200
   Payments for redemption of common stock                                        --               --          (400,000)
                                                                      --------------   --------------      ------------
   Net cash provided by financing activities                                  16,250               --         3,520,200
                                                                      --------------   --------------      ------------

Net (decrease) increase in cash                                             (311,001)        (340,455)          206,073

Cash - beginning of period                                                   517,074          820,857                --
                                                                      --------------   --------------      ------------
Cash - end of period                                                  $      206,073   $      480,402      $    206,073
                                                                      ==============   ==============      ============
Supplementary information:
   Details of acquisition
      Fair value of assets acquired                                   $           --   $           --      $      2,790
      Fair value of liabilities assumed                                           --               --            (5,857)
      Intangibles                                                                 --               --         5,416,067
                                                                      --------------   --------------      ------------
      Common stock issued to effect acquisition                       $           --   $           --      $  5,400,000
                                                                      ==============   ==============      ============
      Cash issued to effect acquisition                               $           --   $           --      $     13,000
                                                                      ==============   ==============      ============

   Stock-based compensation:
      Common stock issued for services                                $      190,334   $           --      $    469,862
      Common stock options issued for services                                20,157               --           106,630
      Common stock warrants issued for services                               11,274               --           230,569
                                                                      --------------   --------------      ------------
                                                                      $      221,765   $           --      $    807,061
                                                                      ==============   ==============      ============

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND THE PERIOD
        -----------------------------------------------------------------
           OCTOBER 8, 2003 (DATE OF FORMATION) THROUGH MARCH 31, 2007
           ----------------------------------------------------------

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The consolidated balance sheet as of March 31, 2007, and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented herein have been prepared by BigString and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made. The information for the consolidated balance sheet as of December 31, 2006 was derived from audited financial statements. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007.

These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and related notes included in our 2006 Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

ORGANIZATION
------------

BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, the BigString email service was introduced to the market.

BigString currently has two wholly-owned subsidiaries, Email Emissary, Inc. ("Email Emissary") and BigString Interactive, Inc. ("BigString Interactive").

Email Emissary, incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary is currently inactive and is in the process of dissolution.

BigString Interactive, incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals. BigString Interactive is currently BigString's only operating subsidiary.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Companies," issued by the Financial Accounting Standards Board (the "FASB"). BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates. Actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to prior period balances in order to conform to the current period's presentation.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At March 31, 2007 and December 31, 2006, cash equivalents approximated $201,000 and $510,000, respectively.

CERTAIN RISKS AND CONCENTRATION
-------------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with established financial institutions.

Online service revenues consist primarily of prepaid electronic commerce and subscription fees billed and paid in advance.

Accounts receivable are typically unsecured and are primarily derived from advertising revenues earned from customers in the United States, Canada, Europe and Asia.

Advertising revenues generated through two advertising services firms accounted for 23% and 14% of revenues for the three months ended March 31, 2007 and a third advertising services firm accounted for 11% of revenues for the three months ended March 31, 2006. No other single advertising services firm or customer generated greater than 10% of revenues in these periods.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements."

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

Consistent with the provisions of the FASB's Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors: BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonably estimate fair value, as a reduction of revenue rather than as an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay. Reserves for the three months ended March 31, 2007 and December, 31 2006 were $70 and $0, respectively.

DEPRECIATION
------------

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK-BASED COMPENSATION
------------------------

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation costs for the portion of the awards for which the requisite service has not been rendered that are outstanding as of the required effective date are being recognized as the requisite service is rendered after the required effective date. The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the three months ended March 31, 2007 and 2006, BigString recorded compensation expense of $190,334 and $0, respectively, in connection with the issuance of these shares. For the period October 8, 2003 (Date of Formation) through March 31, 2007, BigString recorded compensation expense of $469,862 in connection with the issuance of these shares.

BigString issues stock purchase warrants to non-employees as stock-based compensation. The fair value of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the three months ended March 31, 2007 and 2006, BigString did not issue stock purchase warrants and recorded compensation expenses of $11,274 and $0, respectively. For the period October 8, 2003 (Date of Formation) through March 31, 2007, BigString recorded compensation expense of $230,569 in connection with the issuance of stock purchase warrants.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BigString also issues stock options to purchase common stock to employees, directors and vendors as stock-based compensation. The fair values of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. For the three months ended March 31, 2007 and 2006, BigString recorded compensation expense of $20,157 and $0, respectively. For the period October 8, 2003 (Date of Formation) through March 31, 2007, BigString recorded compensation expense of $106,630. BigString did not grant stock options prior to 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences of other expenditures.

RESEARCH AND DEVELOPMENT
------------------------

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

All research and development for the three months ended March 31, 2007 and 2006 was performed internally for the benefit of BigString. BigString does not perform such activities for others.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic  earnings  (loss) per common  share is computed by dividing  net  earnings
(loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements. All potentially dilutive securities, which include outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

ACCOUNTING FOR DERIVATIVES
--------------------------

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For financial instruments, including cash investments, accounts payable and accrued expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for BigString on January 1, 2008. BigString is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities using fair value. This new statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. BigString does not believe that the adoption of SFAS No. 157 will have a material impact on its consolidated financial position, cash flows or results of operations.

2.    ACQUISITIONS

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL.com, through an asset purchase agreement. The cash purchase price of $13,000 has been allocated to

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

intangible assets based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of BigString's common stock. The market value of BigString's common stock on May 19, 2006 was $0.80 per share. In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value. The acquisition included right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString's consolidated financial statements from July 16, 2004, the date of closing.

3.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                            March 31, 2007   December, 31, 2006
                                            --------------   ------------------
Computer equipment and internal software       $253,115        $      253,115
Furniture and fixtures                            8,600                 8,600
                                               --------        --------------
                                                261,715               261,715
Less accumulated depreciation                    60,066                47,103
                                               --------        --------------
                                               $201,649        $      214,612
                                               ========        ==============

Depreciation expense for the three months ended March 31, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through March 31, 2007, was $12,963, $4,757 and $60,640, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.    GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees, logos, source codes and websites. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $270,803, $240,000 and $2,707,419 for the three months ended March 31, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through March 31, 2007, respectively.

Other intangible assets consist of the following:

                                         March 31, 2007    December, 31, 2006
                                         --------------    ------------------
   Patent application, trademark,
      logos, websites and source codes    $  5,416,067        $  5,416,067
   Accumulated amortization                 (2,707,419)         (2,436,616)
                                          ------------        ------------
                                          $  2,708,648        $  2,979,451
                                          ============        ============

Should the patent for BigString's Universal Recallable, Erasable and Timed Delivery Email not be issued, BigString will write-off the unamortized amount of the patent intangible amount. Estimated remaining amortization expenses for intangible assets for the next five years, are as follows:

                                            Estimated
                                            Remaining
                           Years Ending   Amortization
                           December 31,      Expense
                           ------------   ------------
                               2007       $    812,410
                               2008          1,083,213
                               2009            642,933
                               2010            122,600
                               2011             47,492

5.    INCOME TAXES

BigString adopted the provisions of the FASB Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, BigString recognized no adjustment in the net liability for unrecognized income tax benefits.

At March 31, 2007, BigString has a net operating loss carry-forward of approximately $6.8 million, which expires in various years through 2028. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

6.    COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority,

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are 400,000 shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to the founding stockholders.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants. BigString recorded consulting expense of $39,251 in connection with the issuance of these shares.

During 2005, BigString issued 50,000 shares of common stock valued at $0.25 per share for business advisory services.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. The market value of BigString's common stock at May 2, 2006 was $0.82 per share.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of common stock. The market value of BigString's common stock at May 19, 2006 was $0.80 per share.

Additionally, in May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share.

On February 26, 2007, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. in consideration for investor relations services. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

Additionally, on February 26, 2007, BigString agreed to issue 192,000 shares of common stock to Howard Greene in consideration for investor relations services provided by Greene Inc. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

7.    PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of common stock to Witches Rock

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible under certain circumstances into shares of common stock. The warrants are convertible into shares of common stock at an exercise price per share of $1.25 (market price $0.80 per share). BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values. The value of the warrants of $400,000 was recorded as a reduction of the convertible preferred stock and credited to additional paid-in-capital. The recorded discount of $480,000 resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

8.    SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R), "Share-Based Payment," requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants. SFAS No. 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS No. 123(R) is supplemented by SAB No. 107, "Share-Based Payment." SAB No. 107 expresses the SEC staff's views regarding the interaction between SFAS No. 123(R) and certain SEC results and regulations including the valuation of share-based payment arrangements.

Compensation for Services:

During 2004, BigString issued warrants as payment for advisory services. The warrants provided for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. Prior to the January 1, 2007 expiration date, certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $3,750. In connection with the issuance of these warrants, BigString recorded an expense of $3,500 which is included in the consolidated statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. Certain of these warrants were exercised in 2006, which resulted in 50,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString recorded a subscription receivable of $12,500. In addition, a warrant providing for the purchase of 50,000 shares of common stock expired on January 1, 2007. In connection with the issuance of these warrants, BigString recorded an expense of $7,400 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grants are non-forfeitable. Certain of these warrants were partially exercised in 2006, which resulted in 100,000 shares of common stock being issued to the holder thereof. As a result of these partial exercises, BigString received $18,000 in gross proceeds. In connection with the issuance of these warrants, BigString recorded an expense of $171,800 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On May 2, 2006, BigString issued warrants to purchase shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. A total of $135,300 of the deferred compensation in connection with the warrants will be expensed over a period of 36 months. For the three months ended March 31, 2007, BigString expensed $11,275 in connection with these services, and the balance of $93,961 of total unrecognized compensation cost is included within paid-in-capital on BigString's consolidated balance sheet. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.42 and $0.18 per share.

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.50 per share. Each of these warrants is due to expire on December 1, 2011. In connection with the issuance of these warrants, BigString recorded an expense of $6,530 which is included in BigString's consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 4.5%; and expected life of 2.6 years. The weighted average fair value of these warrants was $0.08 per share.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

A summary of the warrant activity as of December 31, 2006 and changes during the three months ended March 31, 2007 is presented below:

                                                                   Weighted
                                                      Weighted     Average
                                                      Average     Remaining    Aggregate
                                                      Exercise   Contractual   Intrinsic
                                            Shares      Price        Term        Value
                                          ---------   --------   -----------   ---------
Warrants outstanding at January 1, 2007   3,943,545   $   0.52
                                          =========   ========
Warrants granted                                 --         --
Warrants exercised                               --         --
Warrants cancelled/forfeited/expired        (50,000)      0.25
                                          ----------  --------
Warrants outstanding at March 31, 2007    3,893,545   $   0.53       5.0       $ 399,400
                                          =========   ========       ===       =========

Warrants exercisable at March 31, 2007    3,893,545   $   0.53       5.0       $ 399,400
                                          =========   ========       ===       =========

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on March 31, 2007 and the exercise price for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on March 31, 2007. The total intrinsic value of warrants exercised in the three months ended March 31, 2007 was $0.

No warrants were exercised during the three months ended March 31, 2007 and 2006. Cash received during the three months ended March 31, 2007 and 2006 from the exercise of warrants was $16,250 and $0, respectively. For the period October 8, 2003 (Date of Formation) through March 31, 2007, a total of 210,000 shares of BigString's common stock were purchased upon the exercise of warrants.

No warrants were granted in the three months ended March 31, 2007 and 2006. For the period October 8, 2003 (Date of Formation) through March 31, 2007, warrants to purchase a total of 4,153,545 shares of BigString's common stock were granted.

During the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007, warrants to purchase a total of 50,000 shares of BigString's common stock expired with an aggregate intrinsic value of $26,000 at the date of expiration. No warrants were cancelled, forfeited or expired during the three months ended March 31, 2006.

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 Annual Meeting of Stockholders, the BigString Corporation 2006 Equity Incentive Plan (the "Equity Incentive Plan") was approved by a majority of BigString's stockholders. Under the Equity Incentive Plan, incentive and nonqualified stock options or rights to purchase common stock may be granted to eligible participants. Options are generally priced to be at least 100% of the fair market value of BigString's common stock at the date of the grant. Options are generally granted for a term of five or ten years. Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by BigString's wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

completed his obligation in connection with his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString. The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. For the year ended December 31, 2006, BigString recorded a consulting expense of $47,775 in accordance with the provisions of that contract.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of common stock under its Equity Incentive Plan to certain of BigString's employees. Incentive stock options to purchase 1,450,000 shares of common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years. In addition, non-qualified stock options to purchase 600,000 shares of common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of common stock under its Equity Incentive Plan to BigString's newly appointed Executive Vice President, Chief Financial Officer and Treasurer. When vested, 400,000 shares of common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

For the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007, BigString recorded stock-based compensation expense of $20,157 and $106,630, respectively. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

A summary of the stock option activity as of December 31, 2006 and changes during the three months ended March 31, 2007 is presented below:

                                                                   Weighted
                                                      Weighted     Average
                                                      Average     Remaining    Aggregate
                                                      Exercise   Contractual   Intrinsic
                                            Shares      Price        Term        Value
                                          ---------   --------   -----------   ---------
Options outstanding at January 1, 2007    5,595,100   $   0.50
                                          =========   ========

Options granted                                  --         --
Options exercised                                --         --
Options cancelled/forfeited/expired          (5,000)      0.50
                                          ---------   --------
Options outstanding at March 31, 2007     5,590,100   $   0.50        7.5      $ 104,753
                                          =========   ========        ===      =========

Options exercisable at March 31, 2007     1,600,100   $   0.31        5.3      $  72,003
                                          =========   ========        ===      =========

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the aggregate difference between the closing stock prices of BigString's common stock on March 31, 2007 and the exercise price for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on March 31, 2007. The total intrinsic value of options exercised in the three months ended March 31, 2007 was $0.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

No options were exercised, and no cash received from option exercises and purchases of shares for the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007. The total tax benefit attributable to options exercised in these periods was $0.

No options were granted in the three months ended March 31, 2007. For the period October 8, 2003 (Date of Formation) through March 31, 2007, options to purchase a total of 5,595,100 shares of BigString's common stock were granted.

For the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007, options to purchase a total of 5,000 shares of BigString's common stock expired with an aggregate intrinsic value of $0 at the date of expiration.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R) and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. We have limited relevant historical information to support the expected exercise behavior because our stock has been publicly traded only since May 1, 2006. The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the periods presented:

                                                                   Period
                                                              October 8, 2003
                                      Three months ended    (Date of Formation)
                                           March 31,               Through
                                      2007          2006       March 31, 2007
                                      ----          ----    -------------------

           Risk-free interest rate      --            --           5.03%
           Expected volatility          --            --             39%
           Expected life (in years)     --            --            2.6
           Dividend yield               --            --             --

The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of the grant.

BigString estimates the volatility of its common stock at the date of the grant based on historical volatility, expected volatility and publicly traded peer companies.

The expected life of stock options granted under the Equity Incentive Plan is based on management judgment and publicly traded peer companies.

BigString has no history or expectations of paying cash dividends on its common stock.

9.    COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. Communications to provide public relations services. BigString incurred consulting expenses of $12,708 and $0 for the three months ending March 31, 2007 and 2006 and $115,504 for the period October 8, 2003 (Date of Formation) through March 31, 2007, respectively. In consideration for services performed, BigString agreed to issue to Howard Greene 140,000 shares of common stock in April, 2005 and 192,000 shares of common stock in February, 2007.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc. In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (1) 1,250,000 shares of common stock, (2) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and (3) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString incurred consulting expenses of $96,691 and $354,533 for the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007, respectively.

On February 26, 2007, BigString entered into an agreement for consulting services to be provided by CEOcast, Inc. As payment for these consulting services, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc.. BigString incurred consulting expenses of $20,417 for the three months ended March 31, 2007 and the period October 8, 2003 (Date of Formation) through March 31, 2007, including $12,917 as share-based compensation.

Marketing Affiliate Commitments:

In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues, to its marketing affiliates. As of March 31, 2007 and 2006, these commitments were not material.

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters. It is not possible to determine the aggregate maximum potential loss under these indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement. Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of March 31, 2007, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other limited purposes. BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

10.   SUBSEQUENT EVENTS

On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties, pursuant to which it will receive an aggregate of $1,600,000 in financing. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString's technology, and fund marketing and the development of its business.

Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (collectively, the "Subscribers"), the Subscribers purchased convertible promissory notes in the aggregate principal amount of $800,000, which promissory notes are convertible into shares of BigString's common stock and warrants to purchase up to 1,777,778 shares of BigString's common stock. As provided for in the Subscription Agreement, upon the effectiveness of a registration statement with respect to the common stock issuable upon conversion of the promissory notes and exercise of the warrants, in addition to certain other customary closing conditions, the Subscribers will purchase additional convertible promissory notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

shares of BigString's common stock (the "Second Closing"), for a total subscription of $1,600,000. Each promissory note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible promissory note are subject to adjustment from time to time.

Pursuant to the terms of the Subscription Agreement, BigString has agreed to register the shares of common stock issuable upon conversion of the convertible promissory notes and the shares of common stock issuable upon the exercise of the warrants under the Securities Act of 1933, as amended (the "Securities Act"). If the registration statement to be utilized to register the shares is not filed with the SEC by June 15, 2007, or does not become effective by the earlier of (a) the date which is ninety calendar days after the date the registration statement is first filed with the SEC or (b) three business days after receipt by BigString of a communication from the SEC that the registration statement will not be reviewed and/or the SEC has no further comments, BigString will be required to pay to the Subscribers liquidated damages. The liquidated damages shall be equal to two percent of the purchase price of the outstanding convertible promissory notes for the first thirty days following such event and one percent of the purchase price of the outstanding convertible promissory notes for each thirty days thereafter. BigString must pay the liquidated damages in cash.

BigString has also agreed to pay Gem Funding LLC (the "Finder") an aggregate finder's fee equal to $128,000 and to issue warrants to the Finder to purchase an aggregate of 426,666 shares of BigString's common stock. BigString paid $64,000 and issued a warrant to purchase 213,333 shares of common stock to the Finder on May 1, 2007 and has agreed to pay an additional $64,000 and to issue a warrant to purchase an additional 213,333 shares of common stock on the date of the Second Closing. The Finder's warrants shall be similar to and carry the same rights as the warrants issuable to the Subscribers. BigString has further agreed to pay certain liquidated damages to the Subscribers should the shares of common stock issuable upon the conversion of one or more of the convertible promissory notes or exercise of the warrants are not timely delivered.

Each of the warrants issued to the Subscribers and the Finder, respectively, have a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock.

Item 2. Management's Discussion and Analysis or Plan of Operation

      We have provided below information about BigString's financial condition and results of operations for the three months ended March 31, 2007 and 2006. This information should be read in conjunction with BigString's consolidated financial statements for the three months ended March 31, 2007 and 2006, and the period October 8, 2003 (Date of Formation) through March 31, 2007, including the related notes thereto, which are included on pages 1 through 21 of this report.

Background

      BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed, together with Email Emissary, incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently a subsidiary of BigString.

Development Stage Company

      BigString is considered a development stage enterprise as defined in the Financial Accounting Standards Board Statement No. 7, Accounting and Reporting for Development Stage Companies. BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

Overview

      In order for us to grow our business and increase our revenue, it is critical for us to attract and retain new customers. For us to increase our revenue, we need to establish a large customer base. A large customer base of our free email services provides us with more opportunities to sell our premium services, which could result in increased revenue. In addition, a large customer base may allow us to increase our advertising rates and attract other Internet based advertising and marketing firms to advertise and form marketing affiliations with us, which could result in increased advertising revenues.

      Our development efforts in 2006 were primarily focused on the redesign of our email system, which was launched in December 2006 as BigString Beta 2.0. This release was a significant revision to the application to allow dynamic scalability, feature upgrades and improved user interfaces. We redesigned BigString's website as part of the upgrade. In conjunction with the release of BigString Beta 2.0, we completed the infrastructure build-out to handle millions of accounts with minimal human intervention.

      In 2006, we added a financial and business development leader to the executive team. During the fourth quarter, we developed customer acquisition plans based upon market segment analysis and started promotional testing.
Testing continued until the end of April 2007. We have refined our internet promotions and have lowered the cost of customer acquisition from 83% of targeted cost to 11% of targeted cost. In addition, we enhanced our marketing affiliation program to include our private label email service. This affiliation program commenced in March 2007.

      Certain criteria we review to measure our performance are set forth below:

   o  the number of first time users of our email services;

   o  the number of repeated users of our email services;

   o  the number of pages of our website viewed by a user;

   o  the number of free accounts;

   o  the number of paid accounts;

   o the number of users of our free email services who purchase one of our premium product packages;

   o the length of time between the activation of a free account and the conversion to a paid account;

   o  the number of paying customers at each product level; and

   o the retention rate of customers, including the number of account closures and the number of refund requests.

      In December 2006, with the launch of BigString Beta 2.0, we added additional criteria to measure our performance as set forth below:

   o  the acquisition cost per user for each of our email services;

   o  the cost and effectiveness for each of our promotional efforts;

   o  the revenue and effectiveness of advertisements we serve; and

   o  the revenue, impressions, clicks and actions per user.

      In 2006, we formed BigString Interactive and launched a new interactive entertainment portal. We began our programming initiative in June 2006 with the debut of OurPrisoner, BigString's interactive Internet television reality program. OurPrisoner concluded its six month run in December 2006. The most popular video clips were archived and continue to be accessed daily at www.OurPrisoner.com. OurPrisoner allowed us to develop core video technology that has been incorporated into our enterprise email offerings. We also plan to leverage our experience with OurPrisoner in future BigString Interactive programs.

      In December 2006, BigString launched a beta version of FindItAll.com, a video and photo search engine which BigString had acquired in May 2006. FindItAll.com, in conjunction with the Pixsy Media Search platform, provides Internet users a comprehensive search facility for online viral videos, television programs, news events, movies and movie trailers, music videos and other similar media. Also in December 2006, BigString acquired DailyLOL.com, a viral video website that provides humorous videos, games and pictures. DailyLOL.com was launched as part of the company's interactive entertainment portal.

Critical Accounting Policies

      Our discussion and analysis of our financial condition and results of operations are based upon BigString's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

      Revenue Recognition. BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the SAB No. 104, "Revenue Recognition in Financial Statements."

      BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

      Consistent with the provisions of the FASB's EITF Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors:
BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

      Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

      BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay.

      Stock-Based Compensation. BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation costs for the portion of the awards for which the requisite service has not been rendered that are outstanding as of the required effective date are being recognized as the requisite service is rendered after the required effective date. The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. Changes to the grant-date fair value of equity awards granted before the required effective date of this Statement are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

      BigString issues shares of its common stock, warrants to purchase common stock and non-qualified stock options to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued.

      Research and Development. BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2 "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

      Evaluation of Long-Lived Assets. BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified. Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString's results of operations and financial condition.

      Intangible Assets. In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually. The valuation of intangible assets has been determined by management after considering a number of factors.

      Accounting for Derivatives. BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

Results of Operations
For the Three Months Ended March 31, 2007 and 2006

      Net Loss. For the three months ended March 31, 2007, our net loss was $781,486, as compared to a $553,987 net loss for the same period in 2006, primarily due to a $116,848 increase in general and administrative expenses relating to consulting and professional fees, and a $56,134 increase in sales and marketing expenses related to increased staff, advertising and public relations.

      Revenues. For the three months ended March 31, 2007, our total revenues were $9,775, as compared to $3,172 in revenues for the same period in 2006. Of the revenues generated for the three months ended March 31, 2007, $5,399 was generated from the purchase of our services and $4,377 was generated from advertisers, whereas for the three months ended March 31, 2006, $2,634 was generated from the purchase of our services and $537 was generated from advertisers.

      During the three months ended March 31, 2007, we had over fifty thousand new user sign-ups for free email accounts. During our market testing during this period, traffic from viral activity (non-promotional) increased from 33% of total sign-ups in January 2007 to 81% of total sign-ups in March 2007, which helped decrease the cost per account acquisition from 83% of targeted cost to 11%. Advertising revenues are paid based on a mix of impressions, clicks and actions. On a normalized impression basis, the average revenue per paid-impression increased 60% from January 2007 to March 2007.

      During the three months ended March 31, 2007, BigString offered three services for purchase: premium upgrades; corporate/organizational accounts; and email marketing. Purchases increased over 300% for the three months ended March 31, 2007, as compared to the same period in 2006. During the three months ended March 31, 2007, premium upgrades increased by over 50% from the same prior year period. The corporate/organizational accounts and email marketing services are new services and did not have sales in the three months ended March 31, 2006. As of March 31, 2007, unearned revenue from the purchase of our products increased to $11,040 from $5,113 at March 31, 2006 and $4,681 at December 31, 2006.

      Expenses. Total expenses for the three months ended March 31, 2007 were $795,417, a $233,770 increase over total expenses of $561,647 incurred in the same period in 2006.

   o General and administrative: General and administrative expenses for the three months ended March 31, 2007 were $275,247, as compared to $158,399 for the same prior year period. The $116,848 increase in expenses was primarily attributable to share-based compensation which increased by $115,664 primarily due to a May 2006 business consulting agreement relating to the operation of our business ($96,691), as well as a February 2007 investor relations consulting agreement ($12,917).

   o Sales and marketing: Sales and marketing expenses for the three months ended March 31, 2007 were $66,946, as compared to $10,812 for the same prior year period. The $56,134 increase in expenses was primarily attributable to increased staffing ($25,033), advertising ($22,910) for promotional market segment testing and public relations ($12,708).

   o Amortization: Amortization expense for the three months ended March 31, 2007 was $270,803, as compared to $240,000 for the same prior year period. The $30,803 increase in expense was primarily attributable to the increase in intangible assets related to the 2006 website acquisitions of FindItAll.com, AmericanMoBlog.com and DailyLOL.com.

   o Cost of revenues: Cost of revenues for the three months ended March 31, 2007 was $43,324, as compared to $23,262 for the same prior year period. The $20,062 increase in cost was primarily attributable to increases in collocation facility fees ($7,101), software licensing ($4,487), and fixed asset depreciation ($4,103), all related to BigString's infrastructure expansion in 2006.

   o Research and development: Research and development expenses for the three months ended March 31, 2007 were $139,097, as compared to $129,174 for the same prior year period. The $9,923 increase in expenses was primarily attributable to staffing ($6,849) and fixed asset depreciation ($4,103). Expense reductions associated with the decrease to research and development staffing levels became effective in late March 2007.

      Interest Income. Interest income was $4,156 for the three months ended March 31, 2007, as compared to $4,488 of interest income for the same prior year period. This decrease in interest income was primarily attributable to smaller cash balances maintained by BigString during the three months ended March 31, 2007.

      Income Taxes. No tax provision has been recorded for the three months ended March 31, 2007 as a result of our accumulated operating losses.

Liquidity and Capital Resources

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception through March 31, 2007, we have expended $3,314,127 for operating and investing activities, which has been primarily funded by investments of $3,520,200 from our stockholders. For the three months ended March 31, 2007, we expended

$327,251 for operating and investing activities, a decrease of $13,204 from the amount expended during the three months ended March 31, 2006.

      Our cash balance as of March 31, 2007 was $206,073, which was a decrease of $274,329 from our cash balance of $480,402 as of March 31, 2006. This decrease to our cash balance was primarily attributable to operating and investment expenses of $1,768,579 related to ongoing development of our products and services, the interactive promotional show OurPrisoner, and working capital needs. These expenses were partially offset by $1,494,250 raised by BigString through private placements of its preferred and common stock.

      Management believes its current cash balance of $689,158 at May 14, 2007, together with the aggregate $800,000 to be received at the Second Closing, is sufficient to fund the current minimum level of operations for the next twelve months.

      On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties, pursuant to which it will receive an aggregate of $1,600,000 in financing. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString's technology, and fund marketing and the development of its business. Pursuant to a Subscription Agreement that BigString entered into with the Subscribers, the Subscribers purchased convertible promissory notes in the aggregate principal amount of $800,000, which promissory notes are convertible into shares of BigString's common stock and warrants to purchase up to 1,777,778 shares of BigString's common stock. As provided for in the Subscription Agreement, upon the effectiveness of a registration statement with respect to the common stock issuable upon conversion of the promissory notes and exercise of the warrants, in addition to certain other customary closing conditions, the Subscribers will purchase at the Second Closing additional convertible promissory notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,778 shares of BigString's common stock, for a total subscription of $1,600,000. Each promissory note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share.

      BigString has completed significant development of its email service and has made adjustments to its cost structure, such as the elimination of expenses associated with the production of OurPrisoner and the reduction of a portion of compensation costs associated with development. BigString also expects sales, marketing and advertising expenses and cost of revenues to increase as we promote and grow our email service. However, if our revenue and cash balance is insufficient to fund the growth of our business, we may seek additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

      Our officers and directors have not, as of the date of this filing, loaned any funds to BigString. There are no formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans.

Item 3. Controls and Procedures
        -----------------------

      As required by Rule 13a-15 under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-QSB, BigString carried out an evaluation of the effectiveness of the design and operation of BigString's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of BigString's management, including BigString's President and Chief Executive Officer and BigString's Chief Financial Officer, who concluded that BigString's disclosure controls and procedures are effective. There has been no significant change in BigString's internal controls during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect, BigString's internal control over financial reporting.

      Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in BigString's reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in BigString's reports filed under the Exchange Act is accumulated and communicated to management, including BigString's Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings
        -----------------

      We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
        -----------------------------------------------------------

      The   information   required  by  this  Item  with  respect  to  sales  of
unregistered securities has been previously disclosed by BigString in its Current Report on Form 8-K which was filed with the SEC on May 3, 2007. On February 26, 2007, BigString agreed to issue 192,000 shares of common stock to Howard Greene and 140,000 shares of common stock to CEOcast, Inc. in consideration for investor relations services. The shares were subsequently issued in May 2007 in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.

Item 3. Defaults Upon Senior Securities
        -------------------------------

        Not Applicable.

Item 4. Submission of Matters to a Vote of Security Holders
        ---------------------------------------------------

        Not Applicable.

Item 5. Other Information
        -----------------

        Not Applicable.

Item 6. Exhibits
        --------

        See Index of Exhibits commencing on page E-1.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 BigString Corporation
                                 ---------------------------------------------
                                 Registrant

Dated: May 14, 2007                /s/ Darin M. Myman
                                 ---------------------------------------------
                                 Darin M. Myman
                                 President and Chief Executive Officer
                                 (Principal Executive Officer)

Dated: May 14, 2007                /s/ Robert S. DeMeulemeester
                                 ---------------------------------------------
                                 Robert S. DeMeulemeester
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

                                INDEX OF EXHIBITS

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

   3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated by reference to Exhibit 3.1.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   3.1.3 Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to
              Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

    3.2 Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

    4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

    4.2 Form of Convertible Note, dated May 1, 2007, issued to the following persons and in the following amounts: Whalehaven Capital Fund Limited ($250,000); Alpha Capital Anstalt ($250,000);Chestnut Ridge Partners LP ($125,000); Iroquois Master Fund Ltd. ($125,000); and Penn Footwear ($50,000), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

   10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to
              Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to
              Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to
              Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to
              Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to Exhibit
              10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to
              Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to
              Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005

   10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to
              Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to Exhibit
              10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to
              Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to Exhibit
              10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to
              Exhibit 10.20 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to Exhibit
              10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.23 Indenture of Lease between BigString, as Tenant, and INTERNETworks, as Landlord, dated June 15, 2005, for the premises located at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008, incorporated by reference to Exhibit 10.23 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

   10.24 Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders: AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Adredge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles
              S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara R. Pasquarello, Richard P.
              Petrone and George Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer, H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to
              Exhibit 10.25 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

   10.25 Stock Purchase Agreement, dated July 16, 2004, between BigString and Darin M. Myman, incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.26 Stock Purchase Agreement, dated July 16, 2004, between BigString and David L. Daniels, incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.27 Stock Purchase Agreement, dated July 16, 2004, between BigString and Deborah K. Daniels, incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.28 Stock Purchase Agreement, dated July 16, 2004, between BigString and Charles A. Handshy, Jr., incorporated by reference to Exhibit
              10.28 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.29 Stock Purchase Agreement, dated July 16, 2004, between BigString and June E. Handshy, incorporated by reference to Exhibit 10.29 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.30 Business Consultant Services Agreement by and between BigString and Shefts Association, Inc., incorporated by reference to Exhibit
              10.30 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

   10.31 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated November 1, 2005, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on December 8, 2005.

  10.31.1 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 26, 2006, for the premises located at 3 Harding Road, Suite E, Red Bank, New Jersey 07701, incorporated by reference to Exhibit 10.31.1 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

   10.32 Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

   10.33 Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 - Schedule of Purchasers, and Exhibit C - Form of Warrant. Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits:
              Schedule 2-3.2(d) - Warrants; Schedule 2-3.3 - Registration Rights; Schedule 2-3.7 - Financial Statements; Schedule 2-3.10 - Broker's or Finder's Fees; Schedule 2-3.11 - Litigation; Schedule 2-3.16 - Intellectual Property Claims Against the Company;
              Schedule 2-3.17 - Subsidiaries; Schedule 2-3.19(a) - Employee Benefit Plans; Schedule 2-3.22 - Material Changes; Exhibit A - Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B - Form of Registration Rights Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

   10.34 Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

   10.35 Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie. Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A - Form of Registration Rights Agreement, and Exhibit B - Investor Suitability Questionnaire, incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

   10.36 Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to
              Exhibit 10.36 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

   10.37 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels, incorporated by reference to
              Exhibit 10.37 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

   10.38 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah K. Daniels, incorporated by reference to
              Exhibit 10.38 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

   10.39 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles A. Handshy, Jr., incorporated by reference to Exhibit 10.39 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

   10.40 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy, incorporated by reference to
              Exhibit 10.40 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

   10.41 Letter Agreement, dated September 18, 2006, between BigString and Robert DeMeulemeester, incorporated by reference to Exhibit 10.41 to the Current Report on Form 8-K filed with the SEC on September 21, 2006.

   10.42 BigString Corporation 2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

  10.42.1 Form of Incentive Option Agreement (Employees), incorporated by reference to Exhibit 10.42.1 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

  10.42.2     Form  of  Director  Option  Agreement  (Non-employee   Directors),
              incorporated by reference to Exhibit 10.42.2 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

   10.43 Subscription Agreement, dated as of April 30, 2007, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, including Exhibit B - Form of Common Stock Purchase Warrant. Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits: Schedule 5(a) - Subsidiaries;
              Schedule 5(d) - Additional Issuances/Capitalization; Schedule 5(f)
              - Conflicts; Schedule 5(q) - Undisclosed Liabilities; Schedule 5(v) - Transfer Agent; Schedule 8 - Finder's Fee; Schedule 9(s) - Lockup Agreement Providers; Schedule 11.1(iv) - Additional Securities to be Included in the Registration Statement; Exhibit A
              - Form of Convertible Note (included as Exhibit 4.2); Exhibit C - Form of Escrow Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion; Exhibit E - Proposed Public
              Announcement; and Exhibit F - Form of Lock-Up Agreement, incorporated by reference to Exhibit 10.43 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

   14.1       Code of Ethics of BigString,  incorporated by reference to Exhibit
              14.1 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

   31.1       Section 302 Certification of Chief Executive Officer.

   31.2       Section 302 Certification of Chief Financial Officer.

   32.1       Certification  of Chief  Executive  Officer  pursuant to 18 U.S.C.
              Section 1350.

   32.2       Certification  of Chief  Financial  Officer  pursuant to 18 U.S.C.
              Section 1350.

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

      I, Darin M. Myman, certify that:

      1.    I have reviewed this report on Form 10-QSB of BigString Corporation;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: May 14, 2007                        /s/ Darin M. Myman
                                         ---------------------------------------
                                         Darin M. Myman
                                         President and Chief Executive Officer

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

      I, Robert S. DeMeulemeester, certify that:

      1.    I have reviewed this report on Form 10-QSB of BigString Corporation;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

      4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

            (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

            (b)   Any fraud, whether or not material,   that involves management
or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: May 14, 2007                             /s/ Robert S. DeMeulemeester
                                              ---------------------------------
                                              Robert S. DeMeulemeester
                                              Chief Financial Officer

                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of BigString Corporation (the "Company") on Form 10-QSB for the period ended March 31, 2007 (the "Report"), I, Darin M. Myman, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78m or 78o(d), and,

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2007                         /s/ Darin M. Myman
                                          --------------------------------------
                                          Darin M. Myman
                                          President and Chief Executive Officer

                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of BigString Corporation (the "Company") on Form 10-QSB for the period ended March 31, 2007 (the "Report"), I, Robert S. DeMeulemeester, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78m or 78o(d), and,

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2007                             /s/ Robert S. DeMeulemeester
                                              -------------------------------
                                              Robert S. DeMeulemeester
                                              Chief Financial Officer